Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 2, 2017, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Key Energy Services, Inc. on Form 10-K for the year ended December 31, 2016. We consent to the incorporation by reference of said reports in the Registration Statement of Key Energy Services, Inc. on Form S-8 (File No. 333-215175, effective December 19, 2016).

/s/ GRANT THORNTON LLP

Houston, Texas
March 2, 2017